Registration No. 33-28544



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                    ________________________

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            Form S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                    ________________________

                       SPRINT CORPORATION
     (Exact name of registrant as specified in its charter)

            Kansas                        48-0457967
       (State or other                 (I.R.S. Employer
         jurisdiction                 Identification No.)
     of incorporation or
        organization)

       Post Office Box 11315, Kansas City, Missouri  64112
            (Address of principal executive offices)
                    ________________________

       US SPRINT COMMUNICATIONS COMPANY STOCK OPTION PLAN
                    (Full title of the Plan)
                    ________________________

                          DON A. JENSEN
                  Vice President and Secretary
                         P.O. Box 11315
                  Kansas City, Missouri  64112
             (Name and address of agent for service)

  Telephone number, including area code, of agent for service:
                         (913) 624-3326

     Sprint Corporation has heretofore filed Registration Statement No. 33-28544 which initially registered 1,000,000 shares of Common Stock, par value $2.50 per share (the "Common Stock"), for issuance under the US Sprint Communications Company Stock Option Plan (the "Plan"). In December, 1989, there was a two-for-one split of the Common Stock. Options granted under the Plan for 260,317 shares of Common Stock have been exercised. No options are outstanding and no additional options will be granted under the Plan. Therefore, the Registration Statement is amended to deregister the remaining shares of Common Stock registered for sale under the Plan.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 1st day of October, 1998.

                              SPRINT CORPORATION


					By  /s/ A.B. Krause
                                    (A.B. Krause, Executive Vice
							President)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Name                      Title                      Date
                                                )
                          Chairman of the Board )
/s/ W. T. Esrey           and Chief Executive 	)
(W. T. Esrey)             Officer (Principal 	)
                          Executive Officer)	)
                                                )
                          Executive Vice    	)
                          President - Chief 	)
				  Financial Officer	)
                          (Principal Financial  )
/s/ A. B. Krause          Officer)			)
(A. B. Krause)                                  )
                                                )
/s/ J. P. Meyer           Senior Vice President )
(J. P. Meyer)             and Controller        ) October 1, 1998
                          (Principal Accounting )
                          Officer)			)
                                                )
                          Director              )
(Dubose Ausley)                                 )
                                                )
W. L. BATTS *             Director              )
                                                )
                          Director              )
(Michele Bon)                                   )

                                                )
								)
                                                )
                        Director                )
(I. O. Hockaday, Jr.)                           )
                                                )
HAROLD S. HOOK *        Director                )
                                                )
/s/ Ronald T. LeMay     Director                )
(Ronald T. Lemay)                               ) October 1, 1998
                                                )
                        Director                )
(Linda K. Lorimer)                              )
                                                )
C. E. RICE *            Director                )
                                                )
                        Director                )
(Ron Sommer)                                    )
                                                )
STEWART TURLEY *        Director                )


  /s/ W. T. Esrey
* (Signed by W. T. Esrey, Attorney-in-Fact,
pursuant to Power of Attorney filed with
this Registration Statement No. 33-28544)